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                                                                   EXHIBIT T3E.4

                         OFFER TO EXCHANGE IN RESPECT OF
                             ANY AND ALL OUTSTANDING

             6% SENIOR SUBORDINATED NOTES DUE 2007 (THE "OLD NOTES")
                               (CUSIP 828395 AB 9)

                                    ISSUED BY

                            SILVERLEAF RESORTS, INC.

                  NOTICE TO BROKERS, DEALERS, COMMERCIAL BANKS,
                       TRUST COMPANIES AND OTHER NOMINEES

     Enclosed for your consideration is an Offer to Exchange dated May 4, 2004 (the "Offer to Exchange") and a form of Letter of Transmittal relating to the offer by Silverleaf Resorts, Inc. (the "Company" or "Silverleaf") to exchange for each $500 principal amount of the Old Notes (i) $500 principal amount of its 8% Senior Subordinated Notes due 2010 (the "Exchange Notes"), and (ii) an additional payment (the "Additional Interest Payment") in an amount equal to the amount of interest accrued on each Old Note held by an exchanging noteholder from April 1, 2004 through the date before the Exchange Date, which payment shall be payment in full of the accrued, unpaid interest on each Old Note exchanged.

     THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 2, 2004 (THE "EXPIRATION DATE"), UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION, IN WHICH CASE THE TERM "EXPIRATION DATE" SHALL MEAN THE LATEST DATE AND TIME TO WHICH THE EXCHANGE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

     The completion, execution and delivery of the Letter of Transmittal by a holder in connection with the tender of Old Notes on or prior to the Expiration Date will be deemed to be an approval of the terms and conditions of the New Indenture and the Exchange Notes and the other matters as described in the Offer to Exchange under the heading "The Exchange Offer."

     The Offer to Exchange is subject to the satisfaction of certain conditions, including the valid tender (without withdrawal) of not less than 80% in aggregate principal amount of the Old Notes outstanding on the Expiration Date.

     Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Offer to Exchange.

     For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, we are enclosing the following documents:

1.   Offer to Exchange dated May 4, 2004.

2. Letter of Transmittal for each of the Old Notes for your use and for the information of your clients, together with a pamphlet entitled "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" providing information relating to backup U.S. federal income tax withholding.

3. A Notice of Guaranteed Delivery for each of the Old Notes to be used to accept the Exchange Offer if the Old


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     Notes and all other required documents cannot be delivered to the
     Depositary by the Expiration Date or the procedures for book-entry transfer cannot be completed by the Expiration Date.

4. A printed form of letter that may be sent to your clients for whose accounts you hold Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer. This form will enable your clients to tender Old Notes that they own.

     Any inquiries you may have with respect to the Exchange Offer should be addressed to D. F King, the Information Agent, at (800) 488-8035 (U.S. only),
(212) 493-6952 (outside the U.S.) or (44) 20 7920 9700 (outside the U.S.) or at the addresses set forth on the back cover of the Offer to Exchange. Additional copies of the enclosed materials may be obtained from the Information Agent at the numbers above.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF SILVERLEAF, THE OLD INDENTURE TRUSTEE, THE NEW INDENTURE TRUSTEE, THE INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.